Exhibit 10.1

AMENDED AND RESTATED LOCK-UP AGREEMENT

(The MDW and GRW 2000 Irrevocable Trust)

This Amended and Restated Lock-Up Agreement (the "Agreement") made and entered into effective as of October 1, 2011 (the “Effective Date”) is by and among Media Technologies, Inc., a Nevada corporation ("Parent") and The MDW and GRW 2000 Irrevocable Trust (the “Shareholder”).

Recitals

A.

Whereas, on June 28, 2011, pursuant to the terms of that certain Agreement and Plan of Merger dated June 14, 2011 (the “Merger Agreement”) by and among Parent, OWL Acquisition Inc. (“Merger Sub”), Our World Live, Inc. (the “Company”), certain Major Shareholders of the Company (the “Major Shareholders”) and Michael Williams (as "Shareholders' Representative"), the Shareholder executed a Lock-Up Agreement (the “Original Lock-Up Agreement”) which became effective upon the Closing of the Merger on July 28, 2011.

B.

Whereas, Shareholder is the post-Merger record and beneficial owner of 3,605,046 restricted shares of common stock of Parent represented by Certificates No. 1180 and 1181 (the “Covered Shares”).

C.

Whereas, post-closing of the Merger, the Maturity Date of the Convertible Notes and date by which the Convertible Note Holders can elect to convert their notes have been extended, and as a result thereof, the Parent and the Shareholder has agreed to amend and restate the Original Lock-Up Agreement.

D.

Whereas, the Parent and the Shareholder intend that the Original Lock-Up Agreement, be amended and restated in its entirety by the terms of this Amended and Restated Lock-Up Agreement.

Agreement

NOW, WHEREFORE, pursuant to the terms of the Merger Agreement and in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Lock-Up.  Subject to and conditioned upon the closing and consummation of the Merger, at the Effective Date, the Shareholder hereby agrees:

(a)

Until September 30, 2012, Shareholder shall not sell, or be entitled to sell any Covered Shares, or shares into which the Covered Shares are converted or exchanged into as a result of the Merger. The Lock-Up Period shall end on October 1, 2012.

(b)

Parent, the Company and/or any successor entity shall be entitled to furnish a copy of this Agreement to its transfer agent with designated certificate numbers belonging to Shareholder agreeing to the lock-up and issue a stop order on any transfer which would violate the terms of this Agreement.

(c)

For the purposes of this Agreement the term Transfer shall mean any offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Covered Shares, or Shareholder entering into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Shares.

2.

Representation and Warranties of the Shareholder.  Shareholder hereby represents and warrants to Parent that:

(a)

Upon the issuance of the Covered Shares to Shareholder, Shareholder shall be the record owner of the Covered Shares.

(b)

This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

(c)

Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject, other than a violation, default or conflict which does not materially impair the ability of the Shareholder to perform its obligations under this Agreement.  Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

3.

Covenants. Shareholder agrees with, and covenants to, Parent the following:

(a)

The Covered Shares and the certificates representing the Covered Shares are now, and at all times all such shares then held will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all liens, security interest, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, and that it shall not (i) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement or (ii) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except for any arrangements which do not materially impair the ability of the Shareholder to perform its obligations under this Agreement.

(b)

Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable under this Agreement.

4.

Enforcement of Agreement. The parties agree that Parent, the Company and their successors or assigns would be irreparably damaged if for any reason the Shareholders failed, in breach of its obligations hereunder, to perform any of its obligations under this Agreement, and that Parent, the Company and their successors or assigns would not have an adequate remedy at law for money damages in such event. Accordingly, Parent, the Company and their successors or assigns shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder; and, if Parent, the Company and their successors or assigns should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Shareholder hereby waives the claim or defense that Parent, the Company and their successors or assigns has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that Parent, the Company and their successors or assigns may have against the Shareholder for any failure to perform its respective obligations under this Agreement.

5.

Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.

Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given:  (a) when received by facsimile or similar device, if subsequently confirmed by a writing sent within twenty-four (24) hours after the giving of such notice; (b) upon receipt if delivered personally; or (c) on the date of receipt, if sent by FedEx or other international overnight delivery service; and in any case, addressed as follows:

If to Parent, addressed to:

MEDIA TECHNOLOGIES, INC.

Attn: Bryant Cragun

53C North Pacific Plaza Towers

Ft. Bonnifacio Global City,

Makati, Philippines 1620

Philippines

If to Shareholder, addressed to:

The MDW and GRW 2000 Irrevocable Trust

Attn: Michael Williams

3162 Dove Run Creek Drive

Las Vegas, Nevada 89135

7.

Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.

Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Parent, the Company or their successors or assigns. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

9.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought in any federal or state court located in the State of California and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts there from) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

10.

Waiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

11.

Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

MEDIA TECHNOLOGIES, INC.

/s/ Bryant D. Cragun

By:  Bryant D. Cragun

Its:  President

SHAREHOLDER

The MDW and GRW 2000 Irrevocable Trust

/s/ Michael Williams

By: Michael Williams

Its: Trustee